Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Dow 30SM Enhanced Premium & Income Fund Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 24, 2010

/s/ Justin C. Ferri
Justin C. Ferri

Chief Executive Officer (principal executive officer) of

Dow 30SM Enhanced Premium & Income Fund Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Dow 30SM Enhanced Premium & Income Fund Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 24, 2010

/s/ James E. Hillman
James E. Hillman

Chief Financial Officer (principal financial officer) of

Dow 30SM Enhanced Premium & Income Fund Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.